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EXHIBIT 11.0


                        EXTENDICARE HEALTH SERVICES, INC.

                    COMPUTATION OF EARNINGS PER COMMON SHARE
               (IN THOUSANDS, EXCEPT NUMBER OF SHARES OUTSTANDING)



                                    Three Months ended                 Nine Months ended
                                        September 30                     September 30
                                    1999          1998                 1999          1998
                                   ---------     --------             --------     --------
Net Earnings                       $  (1,606)    $ 24,243             $(10,655)    $ 28,451
Weighted Average Number of
    Common Shares Outstanding            947          947                  947          947
                                   ---------     --------             --------     --------
Net earnings per Common Share      $      (1)    $     26             $    (11)    $     30
                                   =========     ========             ========     ========



The Company does not have a complex capital structure and therefore, only has basic earnings per share.